Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 5, 2016 relating to the financial statements, which appears in Violin Memory, Inc.’s Annual Report on Form 10-K for the year ended January 31, 2016.

/s/ PricewaterhouseCoopers LLP

San Jose, California

April 6, 2016